UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
April 17, 2007

STUDIO ONE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 556-9303
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -- Registrant’s Business and Operations

ITEM 1.01  Entry Into a Material Definitive Agreement.

Studio One Media, Inc., of Scottsdale, Arizona has finalized the purchase of Studio One Entertainment, Inc., a private Arizona company, through an all-stock transaction. The purchase is pursuant to an agreement entered into by the companies dated March 29, 2006. The purchase includes the exchange of 7,000,000 restricted common shares of Studio One Media, Inc. for 100% of the issued and outstanding shares of Studio One Entertainment, Inc.

The purchase includes all right, title and interest to Studio One Entertainment's proprietary interactive recording studios, business plan and intellectual property, including pending patents, foreign patent rights and federal trademark applications.

The transaction was approved by consent of a majority of the shareholders of Studio One Media, Inc. and Studio One Entertainment, Inc.

Studio One Entertainment, Inc. will operate as a wholly owned subsidiary of Studio One Media, Inc.

Item 9.01. Financial Statements and Exhibits

a) Financial Statements
    None

b) Exhibits

Exhibit No.	Document
10.1	Stock Purchase Agreement between Studio One Media, Inc., and Studio One Entertainment, Inc., with Exhibits, dated March 29, 2006.
10.2	Agreement of Exchange of Studio One Media, Inc., and Studio One Entertainment, Inc., dated April 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STUDIO ONE MEDIA, INC.

Dated: April 23, 2007	By:	/s/ Preston J. Shea
Name: Preston J. Shea
Title: President